EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A ordinary shares, par value of $0.000125 per share, of Pintec Technology Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 31, 2024.

/s/ Chao Charles Guowei
Chao Charles Guowei

NEW WAVE MMXV LIMITED

By:	/s/ Chao Charles Guowei
Name:	Chao Charles Guowei
Title:	Sole Director

SINA GROUP HOLDING COMPANY LIMITED

By:	/s/ Chao Charles Guowei
Name:	Chao Charles Guowei
Title:	Sole Director

SINA CORPORATION

By:	/s/ Bonnie Yi Zhang
Name:	Bonnie Yi Zhang
Title:	Chief Financial Officer

STARTIDE CAPITAL HOLDINGS LIMITED

By:	/s/ Chao Charles Guowei
Name:	Chao Charles Guowei
Title:	Director

NEW FORTUNE FUND L.P.

By:	/s/ Yunli Liu
Name:	Yunli Liu
Title:	Authorized Signatory